Exhibit 3.1

Execution Version

UNDERWRITING AGREEMENT

October 7, 2009

Gammon Gold Inc.

1701 Hollis Street

Suite 400, PO Box 2067

Halifax, Nova Scotia

B3J 2Z1

Attention:    Rene Marion, Chief Executive Officer

Dear Sir:

BMO Nesbitt Burns Inc. (“BMO Nesbitt Burns”), UBS Securities Canada Inc. (“UBS”, together with BMO Nesbitt Burns, the “Lead Underwriters”), Dundee Securities Corporation, Macquarie Capital Markets Canada Ltd., Canaccord Capital Corporation and Research Capital Corporation (collectively, together with the Lead Underwriters, the “Underwriters” and each individually an “Underwriter”) understand that Gammon Gold Inc. (“Gammon” or the “Company”) proposes to issue and sell to the several Underwriters an aggregate of 11,240,000 common shares (the “Common Shares”) and, at the election of the Underwriters, up to an aggregate of 1,686,000 additional common shares to cover over-allotments (the common shares in respect of which such option is exercised are called “Over-Allotment Shares”). The Common Shares and the Over-Allotment Shares are referred to collectively herein as the “Shares”.

To that end, the Underwriters understand that the Company has previously filed a preliminary short form prospectus dated October 7, 2009 (the “Canadian Preliminary Prospectus”) and has prepared and will file within the time limits and on the terms set out below, an amended preliminary short form prospectus in both the English and French languages (the “Canadian Amended Preliminary Prospectus”) and a (final) short form prospectus in both the English and French languages (the “Canadian Final Prospectus”) and all related documents, including all documents incorporated by reference therein, with the Autorité des Marchés Financiers (the “Reviewing Authority”) and the securities regulatory authority in each of the other provinces and territories of Canada (collectively with the Reviewing Authority, the “Securities Commissions”, and the provinces and territories, the “Qualifying Jurisdictions”) in order to qualify for distribution to the public the Common Shares and any Over-Allotment Shares (defined below) in each of the provinces and territories of Canada.

In addition, the Underwriters understand that the Company has filed with the United States Securities Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-162371) covering the offer and sale of the Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such registration statement, including the exhibits thereto and the documents incorporated by reference therein, the “Initial U.S. Registration Statement”). The Company shall also prepare and file with the SEC a pre-effective amendment to the Initial U.S. Registration Statement, including the English-language Canadian Amended Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended Initial Registration Statement, including the exhibits thereto and the documents incorporated by reference therein, the “Amendment No. 1 to the Initial U.S. Registration Statement”). The Company will also prepare and file with the SEC a second pre-effective amendment to the Initial U.S. Registration Statement, including the English-language Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (such amended registration statement, including the exhibits thereto and the documents incorporated by reference therein, the “Amendment No. 2 to the Initial U.S. Registration Statement”) and shall cause the Amendment No. 2 to the Initial U.S. Registration Statement to become effective under the U.S. Securities Act unless it became effective automatically upon filing (the Initial U.S. Registration Statement, as amended at the time it becomes effective, including the exhibits and the documents incorporated by reference therein, the “U.S. Registration Statement”).

The Company has also prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X (the “Form F-X”) in conjunction with the filing of the Initial U.S. Registration Statement.

Except as set forth in this Underwriting Agreement, the purchase and sale of the Common Shares shall occur on the Closing Date.

The Company, as and to the extent indicated above, hereby grants to the several Underwriters the right to purchase at their election up to an aggregate of 1,686,000 Over-Allotment Shares, at the purchase price per share set forth in the paragraph below, for the sole purpose of covering over-allotments in the sale of the Common Shares and for market stabilization purposes permitted pursuant to Applicable Securities Laws, provided, however, that the total number of Over-Allotment Shares to be purchased shall not exceed 15% of the total number of Common Shares purchased by the Underwriters. Any such election to purchase Over-Allotment Shares may be exercised only by written notice from the Lead Underwriters on behalf of the Underwriters, to the Company on or before the close of business on the 30th day following the Closing Date, such notice to set forth (i) the aggregate number of Over-Allotment Shares to be purchased, and (ii) the closing date for the Over-Allotment Shares, provided that such Closing Date shall not be less than three (3) Business Days and no more than seven (7) Business Days following the date of such notice (the “Over-Allotment Closing Date”).

On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions further set out below:

(a)

the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly nor jointly and severally, to purchase from the Company the respective percentage of the Common Shares set forth opposite the respective names of the Underwriters in Section 18, at a purchase price of $8.90 per share for Common Shares (the “Offering Price”); and

(b)	in the event and to the extent that the Underwriters shall exercise the election to purchase any or all Over-Allotment Shares (the “Over-Allotment Option”) as

provided herein, the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly nor jointly and severally, to purchase from the Company the respective percentage of the Over-Allotment Shares set forth opposite the name of such Underwriter in Section 18 at a purchase price equal to the Offering Price per share for Over-Allotment Shares.

The Company and the Underwriters agree that any offers, sales or purchases of Shares in the United States will be conducted through the duly U.S. registered broker-dealer affiliate of each Underwriter in compliance with applicable U.S. broker-dealer requirements or directly by the Underwriter in accordance with Rule 15a-6 under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).

The Company shall pay to the Underwriters a fee of 4.5% of the gross proceeds realized on the sale of Shares in consideration of the services to be provided by the Underwriters under this Underwriting Agreement (the “Underwriting Fee”) and as further set forth in Section 13 herein.

The Underwriters may offer the Common Shares for sale to the public in Canada and the United States upon the terms and conditions set forth in the Offering Documents.

The Underwriters and the Company acknowledge that Schedules A and B form a part of this Underwriting Agreement.

The following are the terms and conditions of the agreement between the Company and the Underwriters:

TERM AND CONDITIONS

Section 1      Definitions and Interpretation

(1)	In this Underwriting Agreement:

“Affiliate” means an affiliated entity for purposes of the Securities Act (Ontario);

“Amendment No. 1 to the Initial U.S. Registration Statement” has the meaning ascribed in the third paragraph of this Underwriting Agreement;

“Amendment No. 2 to the Initial U.S. Registration Statement” has the meaning ascribed in the third paragraph of this Underwriting Agreement;

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Applicable Time” means the date and time immediately following the Effective Date;

“Auditor” means KPMG LLP;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario, Halifax, Nova Scotia or New York, New York;

“Canadian Amended Preliminary Prospectus” has the meaning ascribed in the second paragraph of this Underwriting Agreement;

“Canadian Final Prospectus” has the meaning ascribed in the second paragraph of this Underwriting Agreement, such prospectus to be dated on or before October 7, 2009;

“Canadian Preliminary Prospectus” has the meaning ascribed in the second paragraph of this Underwriting Agreement, such preliminary short form prospectus dated the date hereof;

“Canadian Prospectus Amendment” means any amendment to or an amendment to an amendment to any or all of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, required to be prepared and filed by Gammon under Canadian Securities Laws in connection with the Offering;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Qualifying Jurisdictions;

“Closing Date” means October 22, 2009 or any earlier or later date as may be agreed to by Gammon and the Underwriters, each acting reasonably, but will in any event not be later than October 29, 2009;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of Applicable Securities Laws or any of them;

“Effective Date” and “Effective Time” means, respectively, the date and time that the U.S. Registration Statement is declared or becomes effective;

“Exchange” means the TSX and the NYSE;

“Feasibility Study” means the study entitled the “Ocampo, Chihuahua, Underground and Surface Mines Mill and Heap Leach – Bankable Feasibility Study” prepared by Kappes, Cassiday & Associates, Consulting Engineers;

“Financial Information” means the annual consolidated financial statements of Gammon incorporated by reference into the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, and the Canadian Final Prospectus and any prospectus amendments, including the notes with respect thereto together with the respective auditors’ reports thereon as at and for the periods included therein, and the respective accompanying Management’s Discussion and Analysis;

“FINRA” means the Financial Industry Regulatory Authority Inc.;

“Form F-X” has the meaning ascribed in the fourth paragraph of this Underwriting Agreement;

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Indemnified Party” has the meaning given to that term in Section 15 of this Underwriting Agreement;

“Initial U.S. Registration Statement” has the meaning ascribed in the third paragraph of this Underwriting Agreement;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, relating to the Shares, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the U.S. Securities Act; provided, however, if such Issuer Free Writing Prospectus is made by any Underwriter or other third party, such Underwriter or other third party has obtained the prior written consent of the Company with regard to such issuer free writing prospectus;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

“Material Adverse Effect” means the effect resulting from any event or change which has a material adverse effect on the business, affairs, capital, operations, Mining Claims, liabilities or assets of Gammon considered on a consolidated basis;

“material change” means a material change for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in the business, affairs, operations, liabilities, assets, financial condition or capital of Gammon on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the common shares, and includes a decision to implement such a change made by the directors of Gammon;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of the common shares;

“Material Subsidiaries” means those subsidiaries of the Company set out in Schedule A of this Underwriting Agreement;

“Mexgold” means Mexgold Resources Inc.;

“Mining Claims” has the meaning given to such term in Section 7(1)(n);

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NYSE” means the New York Stock Exchange;

“Offering” means distribution of the Shares in each of the Offering Jurisdictions;

“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, any Canadian Prospectus Amendment, the Initial U.S. Registration Statement, the U.S. Preliminary Prospectus, Amendment No. 1 to the Initial U.S. Registration Statement, Amendment No. 2 to the Initial U.S. Registration Statement, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, the U.S. Registration Statement, any U.S. Registration Statement Amendment, and any U.S. Prospectus Amendment;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“OSC” means the Ontario Securities Commission;

“Over-Allotment Closing Date” has the meaning ascribed thereto in the sixth paragraph of this Underwriting Agreement;

“Passport Receipt” means a receipt issued by the Reviewing Authority as principal regulator pursuant to the Passport System and the OSC pursuant to the Canadian Securities Laws applicable in Ontario and which evidences the receipt of the Reviewing Authority on behalf of itself and the Securities Commissions (other than the OSC), and the OSC, for the Canadian Preliminary Prospectus, Canadian Amended Prospectus, Canadian Final Prospectus and any Canadian Prospectus Amendment;

“Passport System” means the passport system framework and procedures provided for under Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators.

“Qualifying Jurisdictions” means, collectively, each of the provinces and territories of Canada;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Standard Listing Conditions” has the meaning given to that term in Section 3(3)(d) of this Underwriting Agreement;

“Subsidiary” means a subsidiary for purposes of the Securities Act (Ontario);

“Technical Reports” means (i) the “Gammon Lake Resources Inc. Ocampo Deposit Mineral Resources & Reserves Technical Report” dated January 2006 prepared by Mintec Inc., (ii) the report dated May 31, 2006 prepared for Mexgold by Glenn R. Clark, P.Eng. of Glenn R. Clark & Associates Limited and Leonard R. Kilpatrick, P. Eng. of L.R. Kilpatrick Associates Inc. prepared in respect of the El Cubo and Las Torres properties, and (iii) the report dated November 2002 by Clancy Wendt and Mark Stevens of Pincock Allen Holt in respect of the Guadalupe y Calvo properties;

“Time of Closing” means 8:30 a.m. (Toronto time) on the Closing Date or the Over-Allotment Closing Date, as applicable, or any other time on the Closing Date or the Over-Allotment Closing Date as may be agreed to by Gammon and the Underwriters;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus, with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in Amendment No. 1 to the Initial U.S. Registration Statement;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus, with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the U.S. Registration Statement at the time it became effective, including the documents incorporated by reference therein;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus, with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Initial U.S. Registration Statement, including the documents incorporated by reference therein;

“U.S. Prospectus Amendment” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Registration Statement” has the meaning ascribed in the third paragraph of this Underwriting Agreement;

“U.S. Registration Statement Amendment” means any post-effective amendment to the U.S. Registration Statement filed with the SEC during the distribution of the Shares;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(2)

Headings, etc. The division of this Underwriting Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Underwriting Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Underwriting Agreement.

(3)

Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency.

(4)	Knowledge. In this Underwriting Agreement, a reference to “knowledge” of Gammon, means to the best knowledge of Rene Marion, Scott Perry, Dana Hatfield, and Charlene Milner, after due inquiry.

Section 2      Filing of the Canadian and U.S. Amended Preliminary Prospectuses and Canadian and U.S. Final Prospectuses

(1)

The Company shall, not later than 5:00 p.m. (Toronto time) on October 7, 2009 have filed the Canadian Amended Preliminary Prospectus under the Canadian Securities Laws, and shall have obtained a Passport Receipt from each of the Qualifying Jurisdictions by 5:00 p.m. (Toronto time) on October 8, 2009 for the Canadian Amended Preliminary Prospectus.

(2)

The Company shall, as soon as practicable following the filing of the Canadian Amended Preliminary Prospectus, and in any event by not later than 5:00 p.m. (Toronto time) on October 7, 2009 file and receive confirmation of filing of Amendment No. 1 to the Initial U.S. Registration Statement on Form F-10 with the SEC.

(3)

The Company shall use its reasonable commercial efforts to satisfy all comments with respect to the Canadian Preliminary Prospectus and Canadian Amended Preliminary Prospectus. The Company shall, in any event, not later than 5:00 p.m. (Toronto time) on October 15, 2009 have prepared and filed under the Canadian Securities Laws, and shall have obtained a Passport Receipt from each of the Qualifying Jurisdictions by 5:00 p.m. (Toronto time) on such date, the Canadian Final Prospectus and other related documents relating to the proposed distribution in Canada of the Shares; and shall have taken all other steps and proceedings that may be necessary to be taken by the Company in order to qualify the Shares for distribution (or distribution to the public, as the case may be) in each of the other Qualifying Jurisdictions by the Underwriters under the Canadian Securities Laws by 5:00 p.m. (Toronto time) on such date.

(4)

The Company shall as soon as practicable after the Passport Receipt is obtained, file Amendment No. 2 to the Initial U.S. Registration Statement containing the U.S. Final Prospectus, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act.

(5)

Until the date on which the distribution of the Shares is completed under Section 10(1)(c), the Company will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to continue to qualify the distribution of the Shares under the Canadian Final Prospectus and U.S. Registration Statement.

Section 3      Delivery of Commercial Copies and Related Matters

(1)

The Company shall deliver without charge to the Underwriters, as soon as practicable and in any event no later than October 8, 2009 in the case of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Initial U.S. Registration Statement, Amendment No. 1 to the Initial U.S. Registration Statement, the U.S. Preliminary Prospectus, and the U.S. Amended Preliminary Prospectus, and no later than noon (Toronto time) on October 16, 2009 in the case of the Canadian Final Prospectus, Amendment No. 2 to the Initial U.S. Registration Statement and the U.S. Final Prospectus, and thereafter from time to time during the distribution of the Shares, as many commercial copies of the Canadian Amended Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus, as the case may be (and in the event of any Prospectus Amendment, such Prospectus Amendment) in the English language and the French language (for the Canadian Amended Preliminary Prospectus and Canadian Final Prospectus only) as the Underwriters may reasonably request for the purposes contemplated by the relevant Applicable Securities Laws. Each delivery of an Offering Document will constitute the Company’s consent to the use of such Offering Document by the Underwriters for the distribution of the Shares in the Offering Jurisdictions in compliance with the provisions of this Underwriting Agreement and Applicable Securities Laws.

(2)

Each delivery of an Offering Document to the Underwriters by Gammon in accordance with this Underwriting Agreement will constitute the representation and warranty of Gammon to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them in writing specifically for use in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus), at the respective times of delivery:

(a)	the information and statements contained in such Offering Document being delivered, together with the documents incorporated by reference therein:

(i)	contain no misrepresentation; and

(ii)	constitute full, true and plain disclosure of all material facts relating to the Shares and Gammon considered as a whole;

(b)

each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the distribution of the Shares, does not include any information that conflicts with the information contained in the U.S. Registration Statement or the U.S. Final Prospectus, including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein.

(c)

no material fact has been omitted from any of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, and any Canadian Prospectus Amendment, that is required to be stated in the document or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(d)

each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Canadian Prospectus Amendment complies in all material respects with Canadian Securities Laws;

(e)

the U.S. Registration Statement, at the time it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of the Effective Date, as of the Applicable Time and as of the Time of Closing, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information furnished to the Company by any Underwriter specifically for the use therein; and

(f)

as of the Effective Date, as of the Applicable Time and as of the Time of Closing, the U.S. Final Prospectus, when considered together with each Issuer Free Writing Prospectus, if any, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)	Gammon will also deliver to the Underwriters, without charge:

(a)

contemporaneously with the filing thereof, a copy of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus in the English language and a copy of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus in the French language, each manually signed on behalf of Gammon, by the persons and materially in the form required by Canadian Securities Laws;

(b)

contemporaneously with the filing thereof, a copy of the Initial U.S. Registration Statement, Amendment No. 1 to the Initial Registration Statement and Amendment No. 2 to the Initial Registration Statement, each manually signed on behalf of Gammon, by the persons and materially in the form required by U.S. Securities Laws;

(c)

contemporaneously with the filing thereof, a copy of any Issuer Free Writing Prospectus, prospectus amendments or other document filed with, or delivered to, the Securities Commissions or the SEC by Gammon under Applicable Securities Laws in connection with the Offering, including any document incorporated by reference in the Canadian Final Prospectus (other than documents already filed publicly with a Securities Commission) and any documents included as an exhibit to the U.S. Registration Statement;

(d)

evidence satisfactory to the Underwriters that Gammon has applied for the approval (or conditional approval) for the listing and posting for trading on the TSX and/or NYSE of the Shares, subject only to satisfaction by Gammon of customary conditions imposed by the TSX and/or NYSE in similar circumstances (the “Standard Listing Conditions”);

(e)	contemporaneously with the filing of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final

Prospectus, as applicable, an opinion or opinions of Québec counsel to Gammon, addressed to the Underwriters and Gammon, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, to the effect that, the French language version of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus (and in the case of the Canadian Final Prospectus, including the documents incorporated by reference in the Canadian Final Prospectus therein, other than Financial Information), is in all material respects, a complete and proper translation of the English language version;

(f)

contemporaneously with the filing of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as applicable, an opinion of the Auditor addressed to the Underwriters, in form and substance satisfactory to the Underwriters and their counsel, to the effect that the French language version of the Financial Information contained in the Canadian Final Prospectus is in all material respects, a complete and accurate translation of the English language version thereof and is not susceptive to any materially different interpretation;

(g)

a “long-form” comfort letter or letters dated and delivered the Effective Date, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, addressed to the Underwriters, from the Auditor, based on a review completed not more than two Business Days prior to the date of such letter, with respect to financial and accounting information relating to Gammon and its consolidated subsidiaries, included in the Offering Documents, which letter shall be in addition to the auditor’s report contained in the Canadian Final Prospectus, the auditor’s consent contained in the U.S. Registration Statement and any auditor’s comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under the Canadian Securities Laws. Such letter shall further state that:

(i)	such auditors are independent with respect to the Company within the meaning of Applicable Securities Laws;

(ii)

that, in the opinion of such auditors, the audited financial statements of the Company included or incorporated by reference in the Offering Documents comply in all material respects with the applicable accounting requirements of the Applicable Securities Laws;

(iii)

that they have performed the procedures set forth in CICA Handbook Section 7200 on the unaudited financial statements included or incorporated by reference in the Offering Documents and nothing has come to their attention that caused them to believe that said unaudited financial statements did not comply in all material respects with the applicable accounting requirements of Applicable Securities Laws; and

(iv)	shall address such other matters as the Underwriters shall reasonably request.

(4)

Opinions, comfort letters and other documents substantially similar to those referred to in this section of this Underwriting Agreement will be delivered to the Underwriters and Gammon, and their respective counsel, as applicable, with respect to any Canadian Prospectus Amendment or U.S. Prospectus Amendment, contemporaneously with, or prior to the filing of, any Canadian Prospectus Amendment or U.S. Prospectus Amendment.

Section 4      Material Changes During the Distribution of the Shares

(1)	Gammon will promptly inform the Underwriters in writing during the period prior to the completion of the distribution of the Shares of the full particulars of:

(a)

any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, assets, financial condition, capital or prospects of Gammon, considered on a consolidated basis;

(b)

any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Offering Documents or any Issuer Free Writing Prospectus had that fact arisen or been discovered on, or prior to, the date of the Offering Documents or any Issuer Free Writing Prospectus, as the case may be;

(c)

any change in any material fact or any misstatement of any material fact contained in any of the Offering Documents or any Issuer Free Writing Prospectus, or the existence of any new material fact; and

(d)

any change in applicable laws, materially and adversely affecting, or which would reasonably be expected to materially and adversely affect, the condition (financial or otherwise), or the properties, business, prospects, affairs, operations, assets or liabilities of the Company and its subsidiaries on a consolidated basis, the Shares or the distribution thereof, under the Canadian Final Prospectus or the U.S. Final Prospectus,

which change or new material fact is, or may reasonably be expected to be, of such a nature as:

(e)

to render any of the Offering Documents or Issuer Free Writing Prospectus, as they exist taken together in their entirety immediately prior to such change or new material fact, misleading or untrue in any respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such change or material fact, containing a misrepresentation;

(f)

would result in any of the Offering Documents or Issuer Free Writing Prospectus, as they exist taken together in their entirety immediately prior to such change or material fact, not complying with any Applicable Securities Laws;

(g)	would reasonably be expected to have a material effect on the market price or value of any of the Shares or constitute a Material Adverse Effect; or

(h)	would be material to a prospective purchaser of the Shares.

(2)	The Company will comply in all material respects with the requirements of Form F-10, and will notify the Underwriters promptly, and confirm the notice in writing:

(a)	when any amendment or supplement to the Offering Documents shall have been filed;

(b)

of any request by any Securities Commission to amend or supplement the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, or the Canadian Final Prospectus or for additional information or of any request by the SEC to amend the U.S. Registration Statement;

(c)

of the issuance by the SEC of any stop order suspending the effectiveness of the U.S. Registration Statement or of any order preventing or suspending the use of any of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose; and

(d)

of the issuance by any Securities Commission or any Exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use reasonable commercial efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Shares or the trading in the shares of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(3)

Gammon shall comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of U.S. Securities Laws, and Gammon will prepare and will file promptly at the request of the Underwriters, any Canadian Prospectus Amendment or U.S. Prospectus Amendment, which, in the opinion of the Underwriters and their counsel, acting reasonably, may be necessary or desirable, and will, until the distribution of the Shares is complete, otherwise comply with all applicable filing and other requirements under Applicable Securities Laws arising as a result of such fact or change necessary to continue to qualify the Shares for distribution in each of the Offering Jurisdictions.

(4)

The Company and the Underwriters acknowledge that the Company is required by Canadian Securities Laws to prepare and file a Canadian Prospectus Amendment, if at any time prior to the completion of the distribution of the Shares, the Canadian Final Prospectus (as then amended) contains a misrepresentation. The Company will promptly prepare and file with the securities authorities in the Qualifying Jurisdictions any amendment or supplement thereto which in the opinion of the Underwriters or the Company, each acting reasonably, may be necessary or advisable to correct such misrepresentation.

(5)

If, during the period from the date hereof to the later of the Closing Date and the date of the completion of the distribution of the Shares, it shall be necessary to file a Canadian Prospectus Amendment, a U.S. Prospectus Amendment, or a U.S.

Registration Statement Amendment, or to comply with any Applicable Securities Laws, the Company shall, in co-operation with the Underwriters and their counsel, make any such filing as soon as reasonably possible.

(6)

In addition to the provisions of Subsections 4(1) and 4(2), Gammon will, in good faith, discuss with the Underwriters any change, event, development or fact, contemplated, anticipated, threatened, or proposed in Subsections 4(1) and 4(2) that is of such a nature that there may be reasonable doubt as to whether written notice should be given to the Underwriters under Section 4 of this Underwriting Agreement and will consult with the Underwriters with respect to the form and content of any Canadian Prospectus Amendment, U.S. Prospectus Amendment, or U.S. Registration Statement Amendment, proposed to be filed by Gammon, it being understood and agreed that no such Canadian Prospectus Amendment, U.S. Prospectus Amendment, or U.S. Registration Statement Amendment will be filed with any Securities Commission or the SEC until the Underwriters and their legal counsel have been given a reasonable opportunity to review and approve such material, acting reasonably.

Section 5      Due Diligence

Prior to the Time of Closing or the Additional Closing Date, if applicable, the Underwriters, their legal counsel, and technical consultants will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of Gammon and its business operations, properties, assets, liabilities, affairs and financial condition. In particular, the Underwriters shall be permitted to conduct all due diligence that they may, in their sole discretion, require in order to fulfil their obligations under Applicable Securities Laws, and in that regard, Gammon will make available to the Underwriters, their legal counsel and technical consultants, on a timely basis, all corporate and operating records, material contracts, reserve reports, technical reports, feasibility studies, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of Gammon and its business, properties, assets, liabilities, affairs and financial condition for this purpose, and without limiting the scope of the due diligence inquiries the Underwriters may conduct, to participate in one or more due diligence sessions to be held prior to the Time of Closing or the Additional Closing Date, if applicable. All information requested by the Underwriters, their counsel and technical consultants in connection with the due diligence investigations of the Underwriters will be treated by the Underwriters, their counsel and technical consultants as confidential and will only be used in connection with the Offering. It shall be a condition precedent to the Underwriters’ execution of any certificate in any Offering Document that the Underwriters be satisfied, acting reasonably, as to the form and content of the document. The Underwriters shall not unreasonably withhold or delay the execution of any such Offering Document required to be executed by the Underwriters and filed in compliance with the Securities Laws for the purpose of the Offering.

Section 6      Conditions of Closing

The Underwriters’ obligations under this Underwriting Agreement (including the obligation to complete the purchase of the Shares or any of them) are conditional upon and subject to:

(1)

Canadian Legal Opinions. The Underwriters receiving at the Time of Closing favourable legal opinions from Fasken Martineau DuMoulin LLP, Canadian counsel to Gammon, as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of jurisdictions in Canada in which they are qualified to practice and may rely as to matters of fact on certificates of officers, public and Exchange officials or of the auditor or transfer agent of Gammon), to the effect set forth below:

(a)	Gammon having been incorporated and existing under the laws of the Province of Québec;

(b)

Gammon having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Canadian Final Prospectus and to execute and deliver this Underwriting Agreement and to carry out the transactions contemplated hereby under the laws of the Province of Québec;

(c)	the authorized share capital of Gammon being as described in the Canadian Final Prospectus;

(d)	Mexgold having been incorporated and existing under the laws of the Province of Ontario, its authorized share capital and the ownership of such share capital;

(e)	all necessary corporate action having been taken by Gammon to authorize the execution and delivery of this Underwriting Agreement and the performance of its obligations hereunder;

(f)

this Underwriting Agreement having been duly executed and delivered by Gammon and constituting a legal, valid and binding obligation of, and is enforceable against, Gammon in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, or contribution);

(g)

the execution and delivery by Gammon of this Underwriting Agreement, the fulfilment of the terms hereof by Gammon, and the issue, sale and delivery on the Closing Date of the Common Shares (subsequently the Over-Allotment Shares, if issued) to the Underwriters as contemplated herein, not constituting or result in a breach of or a default under, and do not creating a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of Gammon or any applicable law of the Qualifying Jurisdictions;

(h)	all necessary corporate action having been taken by Gammon to authorize the creation, execution, issuance and delivery of the Shares;

(i)

all documents required to be filed by Gammon and all proceedings required to be taken by Gammon under Canadian Securities Laws having been filed and taken in order to qualify the distribution of the Shares in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit the trading in the Qualifying Jurisdictions of the Shares, through registrants registered under Canadian Securities Laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws;

(j)	the attributes of the Shares conforming in all respects to the description thereof in the Canadian Final Prospectus;

(k)	the Shares having been conditionally approved for listing on the TSX subject only to the Standard Listing Conditions;

(l)	the Common Shares (and subsequently the Over-Allotment Shares, if issued) having been validly issued by Gammon and being fully-paid and non-assessable shares in the capital of Gammon;

(m)

the Company being a reporting issuer (or equivalent) under the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland, and not being included on a list of defaulting reporting issuers maintained by the securities regulators of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland;

(n)	the statements under the headings “Eligibility for Investment” in the Canadian Final Prospectus being true and correct;

(o)

such opinion shall additionally state that such counsel has participated in the preparation of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, and the documents incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants of the Company, and representatives of the Underwriters at which the contents of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus (except with respect to those matters to the extent set forth in opinion (n) above), on the basis of the foregoing nothing has come to such counsel’s attention which gave such counsel reason to believe that:

(A)

the Canadian Preliminary Prospectus, or any amendment thereto, at the time of the issuance of the Passport Receipt in respect thereof, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data and statistical data derived from the Company’s accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Preliminary Prospectus under the heading “Experts”, included or incorporated by reference therein, as to which such counsel need not comment),

(B)

the Canadian Amended Preliminary Prospectus, or any amendment thereto, at the time of the issuance of the Passport Receipt in respect thereof, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data and statistical data derived from the Company’s accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Amended Preliminary Prospectus under the heading “Experts”, included or incorporated by reference therein, as to which such counsel need not comment) or,

(C)

the Canadian Final Prospectus, or any amendment thereto at the time of the issuance of the final Passport Receipt in respect thereof and at the Time of Closing, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data and statistical data derived from the Company’s accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Final Prospectus under the heading “Experts”, included or incorporated by reference, therein, as to which such counsel need not comment);

in a form acceptable in all reasonable respects to the Underwriters and to counsel to the Underwriters, Stikeman Elliott LLP, acting reasonably;

(2)

U.S. Legal Opinion. At the Closing Time, the Underwriters shall have received the favourable opinion, dated the Closing Date, of Kirkland & Ellis LLP, United States counsel for the Company, in form and substance satisfactory to the Underwriters and to United States counsel for the Underwriters, Skadden, Arps, Slate, Meagher & Flom LLP, acting reasonably, to the effect set forth below:

(a)

pursuant to Rule 467(a) under the U.S. Securities Act, the U.S. Registration Statement filed in connection with the distribution and sale of the Shares in the United States is effective under the U.S. Securities Act; any required filing of the U.S. Final Prospectus or any supplement thereto pursuant to Form F-10 has been made in all material respects in the manner required and such filing has been made within the time period required; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the U.S. Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the SEC;

(b)

the U.S. Registration Statement and the U.S. Final Prospectus, excluding the documents incorporated by reference therein (except for the financial statements and supporting schedules included therein or omitted therefrom, and other financial data derived from the Company’s accounting records and statistical data included therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus, U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus under the heading “Experts”, included or incorporated by reference therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form, in all material respects, with the requirements of the U.S. Securities Act and the rules and regulations thereunder;

(c)	the Form F-X appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC thereunder;

(d)

such counsel does not know of any amendment to the U.S. Registration Statement or supplement to the U.S. Final Prospectus required to be filed or of any contract or document required to be filed as an exhibit to the U.S. Registration Statement or the U.S. Final Prospectus that have not been filed as required;

(e)

assuming compliance by the Company and the Underwriters with the terms of the Underwriting Agreement, no consent, approval, authorization, license, order, or decree of, and no registration, qualification or filing with any court or governmental authority, agency or body of the United States, other than those required under state securities and blue sky laws (as to which such counsel need express no opinion), other than as have been made or obtained under the U.S. Securities Act and such as are required by FINRA, is required in connection with, and no applicable law, rule or regulation of the United States will be violated or contravened by (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation), execution and delivery of the Underwriting Agreement or for the offer and sale and delivery of the Shares as contemplated therein;

(f)

the statements in the U.S. Final Prospectus under the caption “United States Federal Income Tax Considerations” insofar as such statements summarize legal matters discussed therein fairly present such legal matters and are accurate in all material respects;

(g)	the Shares have been approved for listing on the NYSE, subject to notice of issuance of the Shares;

(h)

the Company is not, and, after giving effect to the Offering and the use of proceeds therefrom as described in the U.S. Final Prospectus under the heading “Use of Proceeds”, will not be required to register as an “investment company” as such term is defined under the United States Investment Company Act of 1940, as amended;

(i)

such opinion shall additionally state that such counsel has participated in the preparation of the U.S. Registration Statement, the U.S. Final Prospectus, and the documents incorporated by reference therein, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants of the Company, and representatives of the Underwriters at which the contents of the U.S. Registration Statement and the Final U.S. Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the U.S. Registration Statement or the U.S. Final Prospectus (except with respect to those matters to the extent set forth in opinion (g) above), on the basis of the foregoing nothing has come to such counsel’s attention which gave such counsel reason to believe that:

(A)

the U.S. Registration Statement (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data and statistical data derived from the Company’s accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus, U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus under the heading “Experts”, included or incorporated by reference, therein as to which such counsel need not comment) at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein necessary to make the statements therein not misleading, or,

(B)

the U.S. Final Prospectus (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data derived from the Company’s accounting records and statistical data included or incorporated therein or omitted therefrom, as to which such counsel need not comment and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus, U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus under the heading “Experts”, included or incorporated by reference therein, as to which such counsel need not comment), as of its date, as of the Applicable Time and at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)

U.S. Legal Opinion. At the Closing Time, the Underwriters shall have received the favourable 10b-5 negative assurance statement, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(4)

Mexico Opinion. The Underwriters receiving at the Time of Closing, a favourable legal opinion from Mexican legal counsel to Gammon, as to the due incorporation and valid existence of Gammon Lake de Mexico, S.A. de C.V., Compania Minera El Cubo, S.A. de C.V. and Metales Interamericanos, S.A. de C.V., their authorized share capital and the ownership of their issued share capital, and regarding mining licenses and titles and authorizations for the Ocampo Project, the El Cubo Project and the Guadalupe y Calvo Project, all in a form acceptable in all reasonable respects to the Underwriters and to counsel to the Underwriters, Stikeman Elliott LLP and Skadden, Arps, Slate, Meagher & Flom LLP;

(5)

Barbados Opinion. The Underwriters receiving at the Time of Closing a favourable legal opinion from Barbadian legal counsel to Gammon, as to the due incorporation and valid existence of Gammon Lake Resources (Barbados) Inc., its authorized share capital and the ownership of its issued share capital, all in a form acceptable in all reasonable respects to the Underwriters and counsel to the Underwriters;

(6)

Canadian Local Counsel Opinion. The Underwriters receiving at the Time of Closing, favourable legal opinions of local Canadian counsel as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of the jurisdictions in Canada which Fasken Martineau DuMoulin LLP is not qualified to practice, in each case in a form acceptable in all reasonable respects to the Underwriters and to counsel to the Underwriters, Stikeman Elliott LLP;

(7)

French Language Laws. The Underwriters receiving at the Time of Closing, a favourable legal opinion from Fasken Martineau DuMoulin LLP to the effect that all laws of the Province of Québec relating to the use of the French language (other than those relating to oral communications) will have been complied with by Gammon in connection with the offering and sale of the Shares to purchasers in the Province of Québec;

(8)

Secretary Certificates. The Underwriters having received certificates dated the Closing Date signed by the Corporate Secretary of Gammon or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(a)	the constating documents of Gammon;

(b)

the resolutions of the directors of Gammon relevant to the Offering, allotment, issue (or reservation for issue) and sale of the Shares and, as applicable, the authorization of this Underwriting Agreement, and the other agreements and transactions contemplated by this Underwriting Agreement; and

(c)	the incumbency and signatures of signing officers of Gammon;

(9)

Certificates of Status. Gammon having delivered to the Underwriters, at the Time of Closing, certificates of status and/or compliance, where issuable under applicable law, for each of the Material Subsidiaries and Gammon, each dated within two (2) days of the Closing Date;

(10)

Closing Certificates. Gammon having delivered to the Underwriters, at the Time of Closing, a certificate dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of Gammon, certifying for and on behalf of Gammon, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(a)

Gammon having complied with all the covenants and satisfied all the terms and conditions of this Underwriting Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)

no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares or any of the Company’s issued securities having been issued and no proceeding for such purpose being pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(c)

subsequent to the respective dates as at which information is given in the Canadian Final Prospectus, there having not occurred a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, or the coming into existence of a new material fact, other than as disclosed in the Canadian Final Prospectus and the U.S. Final Prospectus;

(d)

the Company being a “reporting issuer” or its equivalent under the securities laws of each of the Qualifying Jurisdictions, being eligible in accordance with the provisions of NI 44-101 to file a short form prospectus with the Canadian Securities Administrators, being eligible to file a registration statement on Form F-10 with the SEC, and no material change relating to the Company on a consolidated basis having occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure having been made on a confidential basis that remains subject to confidentiality; and

(e)

the representations and warranties of Gammon contained in this Underwriting Agreement and in any certificates of Gammon delivered pursuant to or in connection with this Underwriting Agreement, being true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Underwriting Agreement;

(11)

Certificate of Transfer Agent. Gammon having delivered to the Underwriters at the Time of Closing, a certificate of Computershare Trust Corporation of Canada, as registrar and transfer agent of the Company’s common shares, which certifies the number of Company’s common shares issued and outstanding on the date prior to the Closing Date;

(12)

Bring Down Auditor Comfort Letters. Gammon having caused the Auditor to deliver to the Underwriters at the Time of Closing a comfort letter or comfort letters, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to the date which is two (2) Business Days prior to the Closing Date, the information contained in the comfort letter referred to in Subsection 3(3)(g);

(13)	No Termination. The Underwriters not having exercised any rights of termination set forth in Section 14;

(14)

Effectiveness of Registration Statement. The U.S. Registration Statement having been filed (with confirmation of filing received) and becoming effective by the times set forth in Section 2 of this Underwriting Agreement, and at the Closing Time no stop order suspending the effectiveness of the U.S. Registration Statement having been issued under the U.S. Securities Act or proceedings therefore initiated or threatened by the SEC;

(15)

Adverse Proceedings. At the Closing Time, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares or any of the Company’s issued securities and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(16)	TSX and NYSE. At the Closing Time, the Shares having been listed, or conditionally listed, for trading on each of the TSX and the NYSE;

(17)	FINRA Approval. The terms of this agreement relating to the Underwriters’ compensation shall have been approved, to the extent required, by FINRA;

(18)

Other Documentation. The Underwriters having received at the Time of Closing such further certificates, opinions of counsel and other documentation from Gammon as may be contemplated herein or as the Underwriters or their counsel may reasonably require, provided, however, that the Underwriters or their counsel shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for Gammon to obtain and deliver such certificate, opinion or document, and in any event, at least two (2) Business Days prior to the Time of Closing.

Section 7      Representations and Warranties of Gammon

(1)	Gammon hereby represents and warrants to the Underwriters, intending that the same may be relied upon by the Underwriters that:

(a)

Good Standing of Gammon. Gammon has been duly incorporated or organized and is validly existing under the laws of its jurisdiction of incorporation, or under the laws of the jurisdiction in which it was organized, and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets and to carry out the transactions contemplated by this Underwriting Agreement; and the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(b)

Good Standing of Subsidiaries. At the Time of Closing, Gammon’s only material subsidiaries will be the Material Subsidiaries listed in Schedule “A” hereto, which schedule is true, complete and accurate in all respects. At the Time of Closing, each Material Subsidiary will be a corporation or company incorporated or established, organized and existing under the laws of the jurisdiction of its incorporation, will be current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and will have the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as now carried on by it, and will be duly qualified to transact business and will be in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so would not reasonably be expected to result in a Material Adverse Effect. At the Time of Closing, all of the issued and outstanding shares in the capital of each Material Subsidiary will have been duly authorized and validly issued, will be fully paid and non-assessable and, except as otherwise noted in Schedule “A”, will be directly or indirectly beneficially owned by Gammon, free and clear of any Lien; and none of the outstanding shares of the capital stock of any Material Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such subsidiary. Other than as disclosed in the Canadian Final Prospectus, there exist no options, warrants, purchase rights, or other contracts or commitments that could require Gammon to sell, transfer or otherwise dispose of any capital stock of any Material Subsidiary. No act or proceeding has been taken by or against the Material Subsidiaries in connection with their liquidation, winding-up or bankruptcy.

(c)

Compliance with Prospectus and Registration Requirements. The Company meets the general eligibility requirements for use of a short form prospectus under NI 44-101 and for use of Form F-10 under the U.S. Securities Act. No order suspending the distribution of the Shares has been issued by the Securities Commissions under Canadian Securities Laws and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Securities Commissions, and any request on the part of any Securities Commissions for additional information has been complied with. No stop order suspending the effectiveness of the U.S. Registration Statement has been issued under the U.S. Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

At all times up to any Closing Time:

(i)	the Canadian Final Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Securities Commissions;

(ii)

the U.S. Final Prospectus conformed in all material respects and will conform in all material respects to the Canadian Final Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

(iii)

the U.S. Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus and any U.S. Prospectus Amendment, U.S. Registration Statement Amendment amendments or supplements thereto complied and will comply in all material aspects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC;

(iv)

each of the Offering Documents constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and its Material Subsidiaries, considered as one enterprise, and the Shares, and none of the Offering Documents contained or will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (iv) do not apply to statements relating solely to the Underwriters or furnished by the Underwriters concerning the Underwriters under the section “Plan of Distribution” contained in the Offering Documents.

(d)

Share Capital of Gammon. The share capital of Gammon described under the heading “Description of Securities Being Distributed” in the Canadian Final Prospectus is true and correct. At the Time of Closing, but prior to giving effect to the issuance of any Shares, the issued share capital of Gammon will consist only of common shares, and no other equity or voting shares.

(e)

Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and when issued and delivered by Gammon pursuant to this Underwriting Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable shares. The Shares conform and will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same. The issuance of the Shares is not subject to the pre-emptive rights of any shareholder of Gammon (or such rights have been irrevocably waived), and all corporate action required to be taken by Gammon for the authorization, issuance, sale and delivery of the Shares has been validly taken at the date hereof.

(f)

Absence of Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of Gammon or any other agreement or option, for the issue or allotment of any unissued shares of Gammon or any other security convertible into or exchangeable for any such shares or to require Gammon to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Gammon except as otherwise disclosed in the Offering Documents.

(g)	Financial Statements. The Financial Information incorporated by reference in the Offering Documents and the notes thereto,

(i)

present fairly, in all material respects, the financial position of Gammon and its subsidiaries, and the statements of operations, retained earnings, cash flow from operations and changes in financial information of Gammon and its subsidiaries for the periods specified in such Financial Information;

(ii)	have been prepared in conformity with generally accepted accounting principles in the Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved;

(iii)

have been reconciled to generally accepted accounting principles in the United States of America (“U.S. GAAP”) in accordance with and to the full extent required by applicable U.S. Securities Laws; and

(iv)

as it relates to the audited financial statements of Gammon for the financial years ended ending December 31, 2007 and December 31, 2008, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the Financial Information.

(h)

Forward-Looking Information. Statements included or incorporated by reference in the Offering Documents with respect to (i) future total cash costs, (ii) future gold production, (iii) future operating and capital costs, and (iv) timelines for the development of the Company’s mineral projects (collectively, the “Forward-Looking Statements”) have been prepared by the Company on a reasonable basis. The Forward-Looking Statements have been disclosed in material compliance with Parts 4A and 4B of National Instrument 51-102. The Company has no reason to believe that the actual results forecast or projected by the Forward-Looking Information will not be achieved, and the Company does not expect to modify the Forward-Looking Information in any materially adverse manner during the period of distribution of the Shares.

(i)

Liabilities. Neither Gammon nor the Material Subsidiaries have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Information or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments (i) incurred in the normal course of business, or (ii) which would not have a Material Adverse Effect.

(j)

No Default. The Company is not in default or breach or violation of, and the execution and delivery of, and the performance of, and compliance with, the terms of this Underwriting Agreement do not and will not:

(i)

result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, or resolutions of the Company, any applicable laws, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company or any Material Subsidiaries, which default or breach might reasonably be expected to have a Material Adverse Effect; or

(ii)

create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any subsidiary is a party or by which it is bound which, upon exercise of such right, might reasonably be expected to have a Material Adverse Effect;

(k)	Independent Accountants. The accountants who reported on and certified the Financial Information, are independent public accountants as required by the

U.S. Securities Act and the rules and regulations thereunder, and are independent with respect to the Company within the meaning of applicable Canadian Securities Laws.

(l)

Accounting Controls. Gammon and each of its Material Subsidiaries maintains, and will maintain, at all times prior to the Closing Date a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Management of the Company re-assessed the internal control over financial reporting of the Company as of December 31, 2008 and concluded internal control over financial reporting was not effective as of such date. The Company has taken appropriate steps to remediate the material weakness that resulted in the Company’s determination that its internal control over financial reporting was not effective and, following such remediation efforts, the Company currently believes that its internal control over financial reporting was effective as of September 30, 2009.

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the U.S. Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; such disclosure controls and procedures were effective as of September 30, 2009.

(m)

Title to Real Property. At the Time of Closing, all of the leases, subleases and agreements in real property (other than mining claims, mineral or exploration concessions and other mineral property rights) material to the business of Gammon and the Material Subsidiaries, considered as one enterprise, and under which Gammon or any of the Material Subsidiaries has an interest as described in the Offering Documents, are in full force and effect, and neither Gammon nor any Material Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Gammon or any Material Subsidiary under any of the lease or subleases mentioned above, or affecting or questioning the rights of Gammon or such Material Subsidiary to the continued possession of the property under any such lease, sublease, or agreement, except as disclosed in the Offering Documents.

(n)

Mining Claims. The material mining licenses claims, concessions, exploration, extraction and other mineral property rights that are set forth in the Company’s Annual Information Form dated March 25, 2009 (collectively, the “Mining Claims”) is a complete and accurate list of all such rights held by Gammon and the Material Subsidiaries. All Mining Claims of Gammon and the Material

Subsidiaries that are held by Gammon or the Material Subsidiaries, are in good standing, are valid and enforceable, are free and clear of any material Liens or charges and no material royalty is payable in respect of any of them, except as set out in the Offering Documents. Except as set out in the Offering Documents, no other property rights are necessary for the conduct of Gammon’s or the Material Subsidiaries’ business as it is currently being conducted; and there are no material restrictions on the ability of Gammon or the Material Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law. Except as disclosed in the Offering Documents, the Material Subsidiaries are the owners of Mining Claims necessary to carry on their current and proposed mining and exploration activities as disclosed in the Offering Documents. Except as disclosed in the Offering Documents, Mining Claims held by Gammon or the Material Subsidiaries cover the properties required by Gammon for such purposes as contemplated by the Technical Reports and/or Feasibility Study.

(o)

Mineral Information. The information set forth in the Offering Documents relating to the estimates by Gammon and the Material Subsidiaries of the mineral resources and mineral reserves have been reviewed and verified by the authors described under the heading “Interests of Experts” and, in all cases, the resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 – “Standards of Disclosure for Mineral Projects”, and the information upon which the estimates of resources and reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material adverse changes to such information since the date of delivery or preparation thereof.

(p)

Environmental Laws. Except as described in the Offering Documents, (a) neither Gammon nor any of the Material Subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) except where such violations would not be reasonably expected, on an individual or aggregate basis, to have a Material Adverse Effect, (b) Gammon and the Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect, and (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against Gammon or any of the Material Subsidiaries, which if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(q)

Possession of Licenses and Permits. Gammon and the Material Subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain the Mining Claims and other property interests and to conduct the business now operated, including to conduct mining and processing operations on the Ocampo Project, the El Cubo Project and exploration activities at the Guadalupe y Calvo Project, except where the failure to possess such permits, certificates, licenses, approvals, consents or authorizations would not reasonably be expected to have a Material Adverse Effect or where such failure has been disclosed or referred to in the Offering Documents. Gammon and the Material Subsidiaries are in compliance, in all material respects, with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. Neither Gammon nor any of the Material Subsidiaries have received any notice of proceedings relating to the revocation or material modification of any such Governmental Licenses.

(r)

Insurance. Gammon and each Material Subsidiary maintains policies of insurance in force as at the date hereof that adequately cover all those risks reasonably and prudently foreseeable in the current operation and conduct of their respective businesses which, having regard to the nature of such risk and the relative costs of obtaining insurance, it is reasonable to seek rather than to provide for self-insurance.

(s)

Executive Compensation. The directors and officers of Gammon and their compensation arrangements with Gammon, whether as directors, officers or employees of Gammon are as disclosed in the Offering Documents.

(t)

Material Contracts. All of the material contracts and agreements of Gammon and of the Material Subsidiaries not made in the ordinary course of business (collectively the “Material Contracts”) have been disclosed in the Offering Documents and if required under the Applicable Securities Laws have been filed with the applicable Securities Commissions and the SEC. Neither Gammon nor any Material Subsidiary has received notification from any party claiming that Gammon is in material breach or default under any Material Contract.

(u)

No Material Adverse Effect. Since December 31, 2008, (a) there has been no change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of Gammon and the Material Subsidiaries considered on a consolidated basis, whether or not arising in the ordinary course of business which would give rise to a Material Adverse Effect, and (b) there have been no transactions entered into by Gammon or any of the Material Subsidiaries, other than those in the ordinary course of business, which are material with respect to Gammon and the Material Subsidiaries considered as one enterprise, in each case, except as disclosed in the Offering Documents.

(v)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of Gammon, threatened against or affecting Gammon or any Material Subsidiary, which is required to be disclosed in the Offering Documents and which is not so disclosed, or which if determined adversely, would have a Material Adverse Effect, or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement or the performance by Gammon of its obligations hereunder.

(w)	Transfer Agent. Computershare Trust Corporation of Canada at its offices in Montréal, Québec has been duly appointed as the transfer agent and registrar for the Company’s common shares.

(x)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the proposed distribution, issuance or sale of the Shares hereunder, or the consummation of the transactions contemplated by this Underwriting Agreement, except (a) such as have been already obtained or as may be required under the U.S. Securities Laws or pursuant to the rules and regulations of FINRA, and (b) such as have been obtained, or as may be required, under Canadian Securities Laws.

(y)

Unlawful Payment. Neither Gammon nor any of its Material Subsidiaries nor, any employee or agent of Gammon or any Material Subsidiary, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

(z)

Brokerage Fees. Other than the Underwriters, there is no person, firm or corporation acting or, to the knowledge of Gammon, purporting to act at the request of Gammon, who is entitled to any brokerage or finder’s fees in connection with the Offering contemplated herein.

(aa)

Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by Gammon and is a legal, valid and binding obligation of, and is enforceable against, Gammon in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy).

(bb)

Directors and Officers. None of the directors or officers of Gammon are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(cc)

No Cease Trade Orders. No securities commission or any similar regulatory authority in any jurisdiction has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened, and the Company is not in default of any requirement of Applicable Securities Laws which would have a Material Adverse Effect on the Offering or the Company.

(dd)

Reporting Issuer Status. The Company is a “reporting issuer” or the equivalent in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.

(ee)	Short Form Eligibility. Gammon is eligible to file a prospectus in the form of a short form prospectus under NI 44-101.

(ff)

Disclosure. Gammon has filed all documents or information required to be filed by it with the Securities Commissions or the SEC under Applicable Securities Laws. Each such document or item of information filed by Gammon, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time at which it was filed with applicable securities regulators, including, without limitation, the Securities Commissions and the SEC. The Company has not filed any confidential material change report with any securities regulatory authority or regulator or any Exchange or any document for confidential treatment with the SEC that at the date hereof remains confidential.

(gg)

Investment Company Act. Gammon is not, and upon the issuance and sale of the Shares as herein contemplated, and the application of the net proceeds therefrom as described in the Offering Documents will not be required to register as, an “investment company” or an entity “controlled” by an “investment Company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(hh)

Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the U.S. Registration Statement, or otherwise registered by the Company under the U.S. Securities Act.

(ii)

Passive Foreign Investment Company. Gammon was not a passive foreign investment company (a “PFIC”) within the meaning of section 1297 of the Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2008 and expects that it will not constitute a PFIC for its current taxable year ending December 31, 2009.

(jj)	OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the

Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)

Related Party Transactions. No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus.

(ll)

Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the equity-based compensation plans of the Company and its subsidiaries (the “Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Plans, applicable Canadian securities laws, the U.S. Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the TSX and the NYSE, and (iii) each such grant was properly accounted for in accordance with Canadian GAAP in the consolidated financial statements (and the U.S. GAAP reconciliation notes) of the Company and disclosed in the Company’s regulatory filings in each case in accordance with Applicable Securities Laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

Section 8      Representations and Warranties of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly nor jointly and severally, represents and warrants that:

(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder; and

(b)

it has all requisite corporate power and authority to enter into this Underwriting Agreement and to carry out the transactions contemplated under this Underwriting Agreement on the terms and conditions set forth herein.

(2)	The representations and warranties of each of the Underwriters contained in this Underwriting Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall not survive the completion of the transactions contemplated under this Underwriting Agreement but shall terminate on the completion of the distribution of the Shares.

Section 9      Additional Covenants of Gammon

In addition to any other covenant of Gammon set forth in this Underwriting Agreement, Gammon covenants with the Underwriters that:

(a)

Stock Exchange Listings. Gammon will file or cause to be filed with the TSX and NYSE all necessary documents and will take, or cause to be taken, all necessary steps to ensure that the Shares have been approved (or conditionally approved) for listing and for trading on the TSX and NYSE, prior to the filing of the Canadian Final Prospectus with the Securities Commissions, subject only to satisfaction by Gammon of the Standard Listing Conditions, and Gammon shall thereafter, fulfill the Standard Listing Conditions within the time period prescribed by the TSX and/or NYSE (as applicable);

(b)

Lock-Up Undertakings. Gammon will use its commercially reasonable efforts to obtain from its directors and senior officers a “lock-up” undertaking in the form attached as Schedule “C” at or prior to the Closing;

(c)

Other Filings. Gammon will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and pay all filing fees required to be paid in connection with the transactions contemplated in this Underwriting Agreement;

(d)

Press Releases. Subject to compliance with applicable law, any press release of Gammon relating to the Offering will be provided in advance to the Lead Underwriters on behalf of the Underwriters and Gammon will use its reasonable commercial efforts to agree to the form and content thereof with the Lead Underwriters on behalf of the Underwriters prior to the release thereof;

(e)

Use of Proceeds. Gammon confirms its intention to use the net proceeds from the purchase and sale of the Shares in accordance with the descriptions set forth under the heading “Use of Proceeds” in the Canadian Final Prospectus. The Underwriters acknowledge that there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable; and

(f)

Blackout Period. Gammon agrees not to issue any common shares or financial instruments convertible or exercisable into common shares (other than for purposes of acquisition of directors’, officers’ or employee stock options or other share plans, including employee stock purchase plan deduction, or other outstanding rights issued at the day hereof, or additional directors’, officers’ or employee stock options or as required pursuant to agreements entered into by Gammon and publicly disclosed, prior to the date hereof) for a period of 90 days from Closing Date without the prior written consent of the Lead Underwriters on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed; and

(g)	U.S. Matters. Gammon agrees, unless it obtains, prior written consent of each Underwriter, and each Underwriter, severally and not jointly, covenants and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make an offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined under Rule 433 under the U.S. Securities Act, or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the U.S. Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such free Writing Prospectus consented to by the Underwriters or Gammon is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Section 10      Covenants of the Underwriters

(1)	The Underwriters hereby severally, and not jointly nor jointly and severally, covenant and agree with Gammon the following:

(a)

Offering Jurisdictions and Offering Price. During the period of distribution of the Shares by or through the Underwriters, the Underwriters will offer and sell Shares to the public only in the Offering Jurisdictions or where they may lawfully be offered for sale or sold, at an offering price not exceeding the offering price set forth on the cover page of the Canadian Final Prospectus. For the purposes of this Subsection 10(1)(a), the Underwriters shall be entitled to assume that the Shares are qualified for distribution in any Qualifying Jurisdiction where a Passport Receipt for the Canadian Final Prospectus shall have been obtained from the applicable Securities Commission following the filing of the Canadian Final Prospectus, and in the United States provided the U.S. Registration Statement has become effective.

(b)	Compliance with Securities Laws. The Underwriters will comply with Applicable Securities Laws in connection with the offer to sell and the distribution of the Shares.

(c)

Completion of Distribution. The Underwriters will notify Gammon when, in the Underwriters’ opinion, the Underwriters have ceased the distribution of the Shares, and, within 30 days after completion of the distribution, will provide Gammon, in writing, with a breakdown of the number of Shares distributed in each of the Offering Jurisdictions where that breakdown is required by a Securities Commission, for the purpose of calculating fees payable to, or making filings with, that Securities Commission.

(d)	U.S. Matters.

(i)

without the prior written consent of the Company, it has not distributed and will not distribute any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination;

(ii)

without the prior written consent of the Company, it has not used and will not use any Free Writing Prospectus that contains the final terms of the Shares unless such terms have previously been or will be included in a Free Writing Prospectus filed with the SEC; and

(iii)

it will, pursuant to reasonable procedures developed in good faith, retain copies of, and comply with any legending requirements applicable to, each Free Writing Prospectus used or referred to by it, in accordance with the U.S. Securities Act.

(2)	Liability on Default. No Underwriter shall be liable to Gammon under this section 10 with respect to a default by any of the other Underwriters.

Section 11      Closing

(1)	Location of Closing. The Offering of Common Shares will be completed at the offices of Fasken Martineau DuMoulin LLP in Toronto, Ontario at the Time of Closing on the Closing Date.

(2)

Certificates. At the Time of Closing, subject to the terms and conditions contained in this Underwriting Agreement, Gammon shall deliver to the Underwriters a certificate or certificates representing the Shares against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date payable to Gammon. Gammon will, at the Time of Closing and upon such payment of the aggregate Offer Price to Gammon, make payment in full of the Underwriting Fee which shall be made by Gammon directing the Lead Underwriters on behalf of the Underwriters to withhold the Underwriting Fee from the payment of the aggregate Offer Price. Certificates shall be registered in such names as the Underwriters may request.

Section 12      Over Allotment Option Closing

(1)

Closing. In the event that the Over-Allotment Option is exercised by the Underwriters and any of the Over-Allotment Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Over-Allotment Shares shall be made at the offices mentioned in Section 11 above, or at such other place as shall be agreed upon by the Underwriters and the Company, on the Over-Allotment Closing Date as specified in the written notice from the Underwriters to the Company giving notice of the exercise of the Over-Allotment Option.

(2)

Payments and Certificates. At the Time of Closing, if any, for the exercise of the Over-Allotment Option, subject to the terms and conditions contained in this Underwriting Agreement, the Company shall deliver to the Underwriters a certificate or certificates representing the Over-Allotment Shares against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Over-Allotment Closing Date payable to the Company. The Company will, at the time of the Over-Allotment Closing Date and upon such payment of the purchase price to the Company, make payment in full of the Underwriting Fee in respect of the Over-Allotment Shares.

Section 13      Compensation of the Underwriters

(1)

Underwriting Fee on Shares. Gammon shall pay to the Underwriters at the Time of Closing a fee (the “Underwriting Fee”) equal to $0.4005 per Share sold pursuant to the terms of this Underwriting Agreement (being 4.5% of the aggregate gross cash proceeds received from the sale of each of the Shares) in consideration of the services to be rendered by the Underwriters in connection with the Offering.

(2)

Underwriting Fee on Over-Allotment Shares. Gammon shall pay to the Underwriters at the closing of the exercise of the Over-Allotment Option, if any, the Underwriting Fee per Over-Allotment Shares purchased.

Section 14      Termination Rights

(1)

All terms and conditions set out in this Underwriting Agreement shall be construed as conditions and any breach or failure by Gammon to comply with any such conditions in favour of the Underwriters shall entitle each of the Underwriters to terminate its obligation to purchase the Shares by written notice to that effect given to Gammon prior to the Time of Closing on the Closing Date, in the case of Common Shares or the Over-Allotment Closing Date, in the case of Over-Allotment Shares. Gammon shall use its reasonable commercial efforts to cause all conditions in this Underwriting Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)

In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Underwriting Agreement by Gammon, each of the Underwriters shall be entitled, at its option, to terminate and cancel, without any liability on the part of such Underwriter, its obligations under this Underwriting Agreement to purchase the Shares by giving written notice to Gammon at any time at or prior to the Time of Closing on the Closing Date, in the case of Common Shares or the Over-Allotment Closing Date, in the case of Over-Allotment Shares:

(a)

if a general moratorium on commercial banking activities in Toronto or New York should be declared by the relevant authorities, or if, in relation to Gammon, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced, or any order or ruling is issued by any exchange or market, or any other regulatory authority in Canada, or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof, or of the United States or any state or territory thereof, is promulgated or changed which moratorium, inquiry, investigation, proceeding, order, ruling, law or regulation, in the opinion of the Underwriters (or any one of them), operates to prevent or materially restrict trading of the common shares of the Company or the distribution of the Shares or could reasonably be expected to have a Material Adverse Effect, including as to the market price or value of the Shares;

(b)

if there is, in the opinion of the Underwriters (or any one of them), a material change or a change in any material fact or a new material fact arises that could reasonably be expected to have a Material Adverse Effect;

(c)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), which, in the opinion of the Underwriters (or any one of them), materially adversely affects or involves, or will materially adversely affect or involve, the Canadian, or United States financial markets and/or prevent or materially restrict the trading of the Common Shares or the distribution of the Shares;

(d)

if the Company fails to file the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, and obtain Passport Receipts therefor, within the time limits set forth in this Underwriting Agreement;

(e)	if the U.S. Registration Statement is not declared effective by the time set forth in this Underwriting Agreement; or

(f)

if Gammon is in material breach of any term, condition or covenant of this Underwriting Agreement, or any representation or warranty given by Gammon in this Underwriting Agreement becomes or is materially false.

(3)

If the obligations of the Underwriters are terminated under this Underwriting Agreement pursuant to these termination rights, the liability of Gammon to the Underwriters shall be limited to the obligations under Sections 15, 16, and 17.

Section 15      Indemnity

(1)

Gammon (for the purposes of this Section 15, the “Indemnifiers”) covenants and agrees to protect, indemnify, and save harmless, the Underwriters and their respective U.S. broker-dealer affiliates, and each of their respective directors, officers, employees, affiliates and agents and each person, if any, who controls the Underwriters or their U.S. broker-dealer affiliates within the meaning of section 15 of the U.S. Securities Act or section 20 of the U.S. Exchange Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against all actual or threatened claims or suits, losses (other than loss of profits), damages, liabilities, costs, damages, or expenses caused or incurred, whether directly or indirectly, by reason of:

(a)

any statement (except for statements relating solely to the Underwriters and furnished in writing by the Underwriters specifically for use in any of the Offering Documents) contained in the Offering Documents (including in any documents incorporated by reference therein), which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as such term is defined in the Securities Act (Ontario)), any untrue statement of a material fact or any misstatement of a material fact;

(b)

the omission or alleged omission to state in the Offering Documents (including in any documents incorporated by reference therein), or any certificate of Gammon delivered hereunder or pursuant hereto, any material fact (other than a material fact relating solely to the Underwriters) required to be stated therein or necessary to make any statement therein not misleading;

(c)

any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Offering Documents (including in any documents incorporated by reference therein), (except for information and statements relating solely to the Underwriters and furnished in writing by them specifically for use in the Offering Documents) that prevents or restricts the trading in any of Gammon’s securities or the distribution or distribution to the public, as the case may be, of any of the Shares in any of the Offering Jurisdictions;

(d)

Gammon not complying with any requirement of Applicable Securities Laws or stock exchange requirements in connection with the transactions herein contemplated including Gammon’s non-compliance with any statutory requirement to make any document available for inspection;

(e)	any breach of a representation or warranty of Gammon contained in this Underwriting Agreement or the failure of Gammon to comply with any of its obligations hereunder; or

(f)	otherwise arising in connection with any matter contemplated in this Agreement, including, without limitation, related activities and services delivered prior to the date hereof.

(2)

If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Indemnifiers as soon as possible of the nature of such claim (provided that omission to so notify the Indemnifiers will not relieve the Indemnifiers of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Indemnifiers are materially prejudiced by such omission) and the Indemnifiers shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Indemnifiers or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. In the event that the Indemnifiers do not assume the defence, the Indemnifiers shall reimburse any Indemnified Party that becomes involved in any capacity in such a proceeding for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party.

(3)

In any such claim in which the Indemnifiers assume the defence, such Indemnified Party shall have the right to retain legal counsel other than the legal counsel retained by the Indemnifiers, to act on such Indemnified Party’s behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) the Indemnifiers and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of the Indemnifiers and such Indemnified Party by the same legal counsel would, in the opinion of such counsel, be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Indemnifiers to the extent that they have been reasonably incurred, provided that in no circumstances will the Indemnifiers be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(4)

To the extent that any Indemnified Party is not a party to this Underwriting Agreement, the Underwriters shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(5)

The Indemnifiers hereby consent to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit Gammon’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(6)

The rights of the Indemnifiers contained in this section shall not enure to the benefit of any Indemnified Party to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with information concerning the Underwriters furnished to Gammon by the Underwriters in writing specifically for use therein under the heading “Plan of Distribution” contained in the Offering Documents.

(7)	Gammon shall not be liable under this section for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

Section 16      Contribution

In the event that the indemnity provided for in Section 15 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Indemnifiers shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that each Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by Gammon to such Underwriter bears to the gross proceeds realized by Gammon from the distribution, whether or not the Underwriters have been sued together or separately, and the Indemnifiers shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter. In the event that the Indemnifiers, or any of them may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Indemnifiers shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, and liabilities giving rise to such contribution for which such Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Underwriter. Notwithstanding the foregoing, a person guilty of fraud or fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 17      Expenses

Whether or not the transactions provided for herein are completed, the Company shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this Underwriting Agreement including, without limitation: (i) the cost of qualifying the Shares, including, without limitation, the costs of the Company’s professional advisors, filing fees in Canada and the United States, costs of obtaining FINRA approval, and the costs and expenses of compliance with state securities or blue sky laws, (ii) the cost of printing any and all documents contemplated herein (including all prospectuses), (iii) the fees and expenses of the Company’s auditors, counsel and any local counsel (including U.S. counsel), and (iv) the reasonable, actual and accountable fees and expenses of the Underwriter’s Canadian and U.S. counsel, provided that such amount shall not exceed C$500,000. The Underwriters’ out-of-pocket expenses shall be borne by the Underwriters except that the Underwriters will be reimbursed by the Company for all actual and accountable “out-of-pocket” accountable expenses, if the sale of the Common Share is not completed, other than by reason of a default by the Underwriters.

Section 18      Liability of the Underwriters

(1)

The obligation of the Underwriters to purchase the Common Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) in connection with the Offering at the Time of Closing on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages of the Common Shares to be purchased at any such time:

BMO Nesbitt Burns Inc.	30.0%
UBS Securities Canada Inc.	30.0%
Dundee Securities Corporation	12.5%
Macquarie Capital Markets Canada Ltd.	12.5%
Canaccord Capital Corporation	7.5%
Research Capital Corporation	7.5%

(2)

If one of the Underwriters fails to purchase its applicable percentage of the aggregate amount of the Common Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) at the Time of Closing, the other Underwriters shall have the right, but shall not be obligated, to purchase all but not less than all of the applicable Shares which would otherwise have been purchased by the Underwriter that failed to purchase. If, with respect to the Shares, any non-defaulting Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter (the Shares in respect of which the defaulting Underwriter(s) fail to purchase and the non-defaulting Underwriters do not elect to purchase being hereinafter called the “Default Securities”), Gammon shall have the right to either (i) proceed with the sale of the Shares (less the Default Securities) to the non-defaulting Underwriters, or (ii) terminate its obligations hereunder without liability to the non-defaulting Underwriters except under Sections 15, 16 and 17.

Section 19      Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters relating to termination contemplated by Section 14, may be taken by the Lead Underwriters together on behalf of themselves and the other Underwriters, and the execution of this Underwriting Agreement by Gammon shall constitute Gammon’s authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Shares to, or to the order of, the Lead Underwriters.

Section 20      Governing Law

This Underwriting Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 21      Survival of Warranties, Representations, Covenants and Agreements

Except as expressly provided for in this Underwriting Agreement, all warranties, representations, covenants and agreements of Gammon herein contained, or contained in, documents submitted or required to be submitted pursuant to this Underwriting Agreement, shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect, regardless of the closing of the sale of the Shares and regardless of any investigation which may be carried on by the Underwriters, or on their behalf, for a period of two years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Underwriting Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 22      Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to Gammon at:

Gammon Gold Inc.

1701 Hollis Street

Suite 400, PO Box 2067

Halifax, Nova Scotia

B3J 2Z1

Attention:            Rene Marion, Chief Executive Officer

Facsimile No.:     902 468-0631

with a copy (for informational purposes only and not constituting notice) to:

Fasken Martineau DuMoulin LLP

Box 20, Suite 4200

66 Wellington Street West

Toronto Dominion Bank Tower

Toronto-Dominion Centre

Toronto, Ontario M5K 1N6

Attention:            John Turner

Facsimile No.:     416-364-7813

(b)	to the Underwriters at:

BMO Nesbitt Burns Inc.

Metals & Mining Group

1 First Canadian Place, 4th Floor

100 King Street West

P.O. Box 150

Toronto, Ontario M5X 1H3

Attention:            D. Bob Sangha, Managing Director

Facsimile No.:     416-359-4459

and:

UBS Securities Canada Inc.

Suite 4100, 161 Bay Street

Toronto, Ontario M5J 2S1

Attention:            David Shaver, Managing Director

Facsimile No.:     416-364-9296

with a copy to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention:            Quentin Markin

Facsimile No.:     416-947-0866

and:

Skadden, Arps, Slate, Meagher and Flom LLP

222 Bay Street, Suite 1750

Toronto, Ontario M5K 1J5

Attention:            Riccardo A. Leofanti

Facsimile No.:     416-777-4747

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next business day after such notice or other communication has been sent (with receipt confirmed).

Section 23      Counterpart Signature

This Underwriting Agreement may be executed in one or more counterparts (including counterparts by facsimile), which together shall constitute an original copy hereof as of the date first noted above.

Section 24      Time Of The Essence

Time shall be of the essence in this Underwriting Agreement.

Section 25      Severability

If any provision of this Underwriting Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Underwriting Agreement and shall be severable from this Underwriting Agreement.

Section 26      Entire Agreement

This Underwriting Agreement constitutes the entire agreement between the Underwriters, and Gammon relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and Gammon.

Section 27      No Fiduciary Relationship

The Corporation hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities contemplated hereby. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 28      General

The parties have expressly required this Underwriting Agreement and all other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties ont expressément demandé que la présente convention ainsi que tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

[The remainder of page is intentionally blank.]

If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by Gammon, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier an originally executed copy to the Underwriters.

Yours very truly,

BMO NESBITT BURNS INC.

By:	/s/ D. Bob Sangha
D. Bob Sangha
Managing Director

UBS SECURITIES CANADA INC.

By:	/s/ David Shaver
David Shaver
Managing Director

By:	/s/ E.T.N. Larkin
E.T.N. Larkin
Managing Director

DUNDEE SECURITIES CORPORATION

By:	/s/ Richard Cohen
Richard Cohen
Managing Director

MACQUARIE CAPITAL MARKETS CANADA LTD.

By:	/s/ Ron D’Ambrosio
Ron D’Ambrosio Managing Director, Mining

CANACCORD CAPITAL CORPORATION

By:	/s/ Ali Pejman
Ali Pejman

RESEARCH CAPITAL CORPORATION

By:	/s/ Howard Katz
Howard Katz Managing Director, Investment Banking

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED at Toronto as of this 7th day of October, 2009.

GAMMON GOLD INC.

By:	/s/ Rene Marion
Authorized Signing Officer

SCHEDULE “A”

MATERIAL SUBSIDIARIES

Name	Jurisdiction of Incorporation	Equity Ownership Percentage		Voting Ownership Percentage		Number of Shares	Authorized Share Capital	Issued and Outstanding Shares

Gammon Lake de Mexico, S.A. de C.V.	Mexico	100	%(1)	100	%(1)	150	1,468,227,261	150

Gammon Lake Holdings Inc.	Barbados	100%		100%		1	Unlimited	1

Mexgold Resources Inc.	Ontario	100%		100%		60,313,901	Unlimited	60,313,901

Compania Minera El Cubo, S.A. de C.V.	Mexico	100	%(2)	100	%(2)	500,000	50,000,000	500,000
						(Series A & B)

(1) This is a subsidiary of Gammon Gold Inc.

(2) This is a subsidiary of Mexgold Resources Inc.

(3) This is a subsidiary of Gammon Gold Inc.

Schedule A-1

SCHEDULE “B”

ISSUER FREE WRITING PROSPECTUSES

1.    None

Schedule B-1

SCHEDULE “C”

FORM OF D&O LOCK-UP AGREEMENT

(See attached)

Schedule C-1

LOCK UP UNDERTAKING

TO:	BMO Nesbitt Burns Inc.

AND TO:	UBS Securities Canada Inc.

AND TO:	Canaccord Capital Corporation

AND TO:	Macquarie Capital Markets Canada Ltd.

AND TO:	Dundee Securities Corporation

AND TO:	Research Capital Corporation

Reference is made to the underwriting agreement dated October 7, 2009 among Gammon Gold Inc. (the “Company”), BMO Nesbitt Burns Inc., UBS Securities Canada Inc., Canaccord Capital Corporation, Macquarie Capital Markets Canada Ltd., Dundee Securities Corporation and Research Capital Corporation (the “Underwriting Agreement”). Capitalized terms used herein but not defined have the meaning given to such terms in the Underwriting Agreement.

In consideration of the benefit that the Offering will confer upon the undersigned as a shareholder, director or officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that without the prior written consent of the Lead Underwriters, on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed, or in the event there occurs a take-over bid or similar transaction involving a change of control of the Company, for a period beginning on the date of the Underwriting Agreement and ending 90 days after the Closing Date, the undersigned will not, directly or indirectly:

(a)

offer, sell, contract to sell, secure, pledge, grant or sell any option, right or warrant to purchase, or otherwise lend, transfer or dispose of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares; or

(b)

make any short sale, engage in any hedging transaction, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in this paragraph (b) is to be settled by delivery of Common Shares, other securities, cash or otherwise;

except, in each case, in connection with the issuance of Common Shares pursuant the exercise of any existing options to purchase Common Shares that have been granted or issued to the undersigned prior to October 7, 2009.

The undersigned understands that the Company and the Underwriters are relying upon this undertaking in proceeding toward consummation of the Offering. The undersigned further understands that this undertaking is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Company, the Underwriters and their legal representatives, successors and assigns.

Schedule C-2

DATED this          day of October, 2009.

Witness	Name

Schedule C-3